EXHIBIT 32.1

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

Each of the undersigned, STEVEN F. UDVAR-HAZY, the CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, and ALAN H. LUND, the VICE CHAIRMAN-FINANCE, CHIEF FINANCIAL OFFICER AND CHIEF ACCOUNTING OFFICER of INTERNATIONAL LEASE FINANCE CORPORATION (the “Company”), pursuant to 18 U.S.C. § 1350, hereby certifies that to the best of their knowledge:

(i)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 (the “Report”) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 16, 2006
/s/  Steven F. Udvar-Hazy
Steven F. Udvar-Hazy

Dated: March 16, 2006
/s/  Alan H. Lund
Alan H. Lund

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